Exhibit 4.2

FORM OF WARRANT

UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY WARRANT CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO ON THE REVERSE HEREOF.

GLOBAL WARRANT

representing

WARRANTS

to purchase

618,579 Shares of

Common Stock

of

COMERICA INCORPORATED

No.	CUSIP No: [ ]

1. DEFINITIONS. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated. Any capitalized terms used but not defined herein that are defined in the Warrant Agreement shall have the meanings set forth in the Warrant Agreement.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such Person, whether through the ownership of voting securities by contract or otherwise.

“Agent Members” means the securities brokers and dealers, banks and trust companies, clearing organizations and certain other organizations that are participants in the Depositary’s system.

“Board of Directors” means the board of directors of the Company, including any duly authorized committee thereof.

“Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Company’s stockholders.

“business day” means any day except Saturday, Sunday and (i) at any time when the Warrants are listed on the NASDAQ Stock Market or the New York Stock Exchange, any day on which the NASDAQ Stock Market or the New York Stock Exchange, as applicable, is authorized or required by law or other governmental actions to close or (ii) at any time when the Warrants are not listed on the NASDAQ Stock Market or the New York Stock Exchange, any day on which banking institutions in the State of New York are authorized or required by law or other governmental actions to close.

“Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

“Charter” means, with respect to any Person, its certificate or articles of incorporation, articles of association, or similar organizational document.

“Common Stock” means the common stock, par value $5 per share, of the Company.

“Company” means Comerica Incorporated, a corporation duly organized and existing under the laws of Delaware.

“Definitive Warrant” means a Warrant Certificate in definitive form that is not deposited with the Depositary or with the Warrant Agent as custodian for the Depositary.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Price” means $7.18, subject to adjustment as set forth herein.

“Expiration Time” has the meaning set forth in Section 3.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors, acting in good faith.

“Global Warrant” means a Warrant Certificate in global form that is deposited with the Depositary or with the Warrant Agent as custodian for the Depositary.

“Governmental Entities” means, collectively, all United States and other governmental, regulatory or judicial authorities. “Issue Date” means December 12, 2008.

“Market Price” means, with respect to a particular security, on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and ask prices as furnished by two members of the Financial Industry Regulatory Authority, Inc. selected from time to time by the Company for that purpose. “Market Price” shall be determined without reference to after hours or extended hours trading. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair market value per share of such security as determined in good faith by the Board of Directors in reliance on an opinion of a nationally recognized independent investment banking corporation retained by the Company for this purpose; provided that if any such security is listed or traded on a non-U.S. market, such fair market value shall be determined by reference to the closing price of such security as of the end of the most recently ended business day in such market prior to the date of determination; and further, provided that if making such determination requires the conversion of any currency other than U.S. dollars into U.S. dollars, such conversion shall be done in accordance with customary procedures based on the rate for conversion of such currency into U.S. dollars displayed on the relevant page by Bloomberg L.P. (or any successor or replacement service) on or by 4:00 p.m., New York City time, on such exercise date. For the purposes of determining the Market Price of the Common Stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on the New York Stock Exchange or, if trading is closed at an earlier time, such earlier time and (ii) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

“Ordinary Cash Dividends” means a regular quarterly cash dividend on shares of Common Stock out of surplus or net profits legally available therefor (determined in accordance with U.S. GAAP in effect from time to time), provided that Ordinary Cash Dividends shall not include any cash dividends paid subsequent to the Issue Date to the extent the aggregate per share dividends paid on the outstanding Common Stock in any quarter exceed $0.2326 per share of Common Stock, as adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction. “Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Per Share Fair Market Value” has the meaning set forth in Section 12(B).

“Pro Rata Repurchases” means any purchase of shares of Common Stock by the Company or any Affiliate thereof pursuant to (A) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (B) any other offer available to substantially all holders of Common Stock, in the case of both (A) and (B), whether for cash, shares of Capital Stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while this Warrant Certificate is outstanding. The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange by the Company under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Shares” has the meaning set forth in Section 2.

“trading day” means (A) if the shares of Common Stock are not traded on any national or regional securities exchange or association or over-the-counter market, a business day or (B) if the shares of Common Stock are traded on any national or regional securities exchange or association or over-the-counter market, a business day on which such relevant exchange or quotation system is scheduled to be open for business and on which the shares of Common Stock (i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market for any period or periods aggregating one half hour or longer; and (ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the shares of Common Stock. The term “trading day” with respect to any security other than the Common Stock shall have a correlative meaning based on the primary exchange or quotation system on which such security is listed or traded.

“Transfer Agent” means American Stock Transfer & Trust Company, LLC, as transfer agent of the Company, and any successor transfer agent.

“U.S. GAAP” means United States generally accepted accounting principles.

“Warrant” means a right to purchase a number of shares of the Company’s Common Stock equal to the Warrant Share Number as provided herein. References herein to “Warrant” shall include the Global Warrant where the context requires.

“Warrant Agent” has the meaning set forth in Section 16.

“Warrant Agreement” has the meaning set forth in Section 16.

“Warrant Certificate” means a fully registered certificate evidencing Warrants.

“Warrantholder” means a registered owner of Warrants as set forth in the Registry.

“Warrant Share Number” means 0.2365 of a share of Common Stock, as subsequently adjusted pursuant to the terms of this Warrant and the Warrant Agreement.

2. NUMBER OF SHARES; EXERCISE PRICE. This certifies that, for value received, Cede & Co., and any of its registered assigns, is the registered owner of the number of Warrants set forth on Schedule A hereto, each of which entitles the Warrantholder to purchase from the Company, upon the terms and subject to the conditions hereinafter set forth, a number of fully paid and nonassessable shares of Common Stock (each, a “Share” and collectively the “Shares”) equal to the Warrant Share Number at a purchase price per Warrant Share Number equal to the Exercise Price. The Warrant Share Number and the Exercise Price are subject to adjustment as provided herein, and all references to “Warrant Share Number” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3. EXERCISE OF WARRANT; TERM. Subject to Section 2, to the extent permitted by applicable laws and regulations, all or a portion of the Warrants evidenced by this Warrant Certificate are exercisable by the Warrantholder, at any time or from time to time after the execution and delivery of this Warrant Certificate by the Company on the date hereof, but in no event later than 5:00 p.m., New York City time on the tenth anniversary of the Issue Date (the “Expiration Time”), by (A) delivery to the Warrant Agent of a Notice of Exercise in the form annexed hereto, duly completed and executed (or to the Company or to such other office or agency of the Company in the United States as the Company may designate by notice in writing to the Warrantholders pursuant to Section 18), and (B) payment of the Exercise Price for the Shares thereby purchased by having the Company withhold, from the shares of Common Stock that would otherwise be delivered to such Warrantholder upon such exercise, Shares issuable upon exercise of the Warrants so exercised equal in value to the aggregate Exercise Price as to such Shares, based on the Market Price of the Common Stock on the trading day on which such Warrants are exercised and the Notice of Exercise is delivered to the Warrant Agent pursuant to this Section 3. For the avoidance of doubt, if Warrants are exercised such that the Exercise Price would exceed the value of the Shares issuable upon exercise, no amount shall be due and payable by the Warrantholder to the Company. In the case of a Global Warrant, any person with a beneficial interest in such Global Warrant shall effect compliance with the requirements in clauses (A) and (B) above through the relevant Agent Member in accordance with procedures of the Depositary.

In the case of a Global Warrant, whenever some but not all of the Warrants represented by such Global Warrant are exercised in accordance with the terms thereof and of the Warrant Agreement, such Global Warrant shall be surrendered by the Warrantholder to the Warrant Agent, which shall cause an adjustment to be made to Schedule A to such Global Warrant so that the number of Warrants represented thereby will be equal to the number of Warrants theretofor represented by such Global Warrant less the number of Warrants then exercised. The Warrant Agent shall thereafter promptly return such Global Warrant to the Warrantholder or its nominee or custodian. In the case of a Definitive Warrant, whenever some but not all of the Warrants represented by such Definitive Warrant are exercised in accordance with the terms thereof and of the Warrant Agreement, the Warrantholder shall be entitled, at the request of such Warrantholder, to receive from the Company within a reasonable time, not to exceed three business days, a new Definitive Warrant in substantially identical form for the number of Warrants equal to the number of Warrants theretofor represented by such Definitive Warrant less the number of Warrants then exercised.

If this Warrant Certificate shall have been exercised in full, the Warrant Agent shall promptly cancel such certificate following its receipt from the Warrantholder or the Depositary, as applicable.

Notwithstanding anything in this Warrant Certificate to the contrary, in the case of Warrants evidenced by a Global Warrant, any Agent Member may, without the consent of the Warrant Agent or any other person, on its own behalf and on behalf of any beneficial owner for which it is acting, enforce, and may institute and maintain, any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, its right to exercise, and to receive Shares for, its Warrants as provided in the Global Warrant, and to enforce the Warrant Agreement.

4. ISSUANCE OF SHARES; AUTHORIZATION; LISTING. Shares issued upon exercise of Warrants evidenced by this Warrant Certificate shall be (i) issued in such name or names as the exercising Warrantholder may designate and (ii) delivered by the Transfer Agent to such Warrantholder or its nominee or nominees (A) via book-entry transfer crediting the account of such Warrantholder (or the relevant Agent Member for the benefit of such Warrantholder) through the Depositary’s DWAC system (if the Transfer Agent participates in such system), or (B) otherwise in certificated form by physical delivery to the address specified by the

Warrantholder in the Notice of Exercise. The Company shall use its commercially reasonable efforts to cause its Transfer Agent to be a participant in the Depositary’s DWAC system. The Company shall cause the number of full Shares to which such Warrantholder shall be entitled to be so delivered by the Transfer Agent within a reasonable time, not to exceed three business days after the date on which Warrants evidenced by this Warrant Certificate have been duly exercised in accordance with the terms hereof.

The Company hereby represents and warrants that any Shares issued upon the exercise of Warrants evidenced by this Warrant Certificate in accordance with the provisions of Section 3 will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by a Warrantholder, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Shares so issued will be deemed to have been issued to a Warrantholder as of the close of business on the date on which Warrants evidenced by this Warrant Certificate have been duly exercised, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. The Company will at all times until the Expiration Time (or, if such date shall not be a business day, then on the next succeeding business day) reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of Warrants evidenced by this Warrant Certificate, the aggregate number of shares of Common Stock then issuable upon exercise hereof at any time. The Company will (A) procure, at its sole expense, the listing of the Shares issuable upon exercise hereof at any time, subject to issuance or notice of issuance, on all principal stock exchanges on which the Common Stock is then listed or traded and (B) maintain such listings of such Shares at all times after issuance. The Company will use reasonable best efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded.

5. NO FRACTIONAL SHARES OR SCRIP. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of Warrants evidenced by this Warrant Certificate. In lieu of any fractional Share that would otherwise be issued to a Warrantholder upon the exercise of any Warrants, such Warrantholder shall be entitled to receive a cash payment equal to the Market Price of the Common Stock on the trading day on which such warrants are exercised representing such fractional Share. The beneficial owners of the Warrants and the Warrantholder, by their acceptance hereof, expressly waive their right to receive any fraction of a share of Common Stock or a certificate representing a fraction of a share of Common Stock or Warrant Certificate representing a fractional Warrant upon exercise of any Warrant.

6. NO RIGHTS AS STOCKHOLDERS; TRANSFER BOOKS. Warrants evidenced by this Warrant Certificate do not entitle the Warrantholder or the owner of any beneficial interest in such Warrants to any voting rights or other rights as a stockholder of the Company prior to the date of exercise hereof. The Company will at no time close its transfer books against transfer of Warrants in any manner which interferes with the timely exercise hereof.

7. CHARGES, TAXES AND EXPENSES. Issuance of Shares in certificated or book-entry form to the Warrantholder upon the exercise of Warrants evidenced by this Warrant

Certificate shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such Shares (other than liens or charges created by a Warrantholder, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith), all of which taxes and expenses shall be paid by the Company.

8. TRANSFER/ASSIGNMENT. This Warrant Certificate and all rights hereunder are transferable, in whole or in part, upon the books of the Company (or an agent duly appointed by the Company) by the registered holder hereof in person or by duly authorized attorney, and one or more new Warrant Certificates shall be made and delivered by the Company, of the same tenor and date as this Warrant Certificate but registered in the name of one or more transferees, upon surrender of this Warrant Certificate, duly endorsed, to the office or agency of the Company described in Section 3; provided that if this Warrant Certificate is a Global Warrant registered in the name of the Depositary, transfers of such Global Warrant may only be made as a whole, and not in part, and only by (i) the Depositary to a nominee of the Depositary, (ii) a nominee of the Depositary to the Depositary or another nominee of the Depositary or (iii) the Depositary or any such nominee to a successor Depositary or its nominee. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new Warrant Certificates pursuant to this Section 8 shall be paid by the Company.

If this Warrant Certificate is a Global Warrant, then so long as the Global Warrant is registered in the name of the Depositary, the holders of beneficial interests in the Warrants evidenced thereby shall have no rights under this Warrant Certificate with respect to the Global Warrant held on their behalf by the Depositary or the Warrant Agent as its custodian, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of the Global Warrant for all purposes whatsoever except to the extent set forth herein. Accordingly, any such owner’s beneficial interest in the Global Warrant will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or the Agent Members, and neither the Company nor the Warrant Agent shall have any responsibility with respect to such records maintained by the Depositary or the Agent Members. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and the Agent Members, the operation of customary practices governing the exercise of the rights of a holder of a beneficial interest in any Warrant. Except as may otherwise be provided in this Warrant Certificate or the Warrant Agreement, the rights of beneficial owners in a Global Warrant shall be exercised through the Depositary subject to the applicable procedures of the Depositary. Any holder of the Global Warrant shall, by acceptance of the Global Warrant, agree that transfers of beneficial interests in the Global Warrant may be effected only through a book-entry system maintained by the Depositary, and that ownership of a beneficial interest in the Warrants represented thereby shall be required to be reflected in book-entry form.

A Global Warrant shall be exchanged for Definitive Warrants, and Definitive Warrants may be transferred or exchanged for a beneficial interest in a Global Warrant, only at such times and in the manner specified in the Warrant Agreement. Subject to the provisions of the Warrant

Agreement, the holder of a Global Warrant may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold beneficial interests in such Global Warrant through Agent Members, to take any action that a Warrantholder is entitled to take under a Warrant or the Warrant Agreement.

9. EXCHANGE AND REGISTRY OF WARRANTS. This Warrant Certificate is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new Warrant Certificate or Warrant Certificates of like tenor and representing the same aggregate number of Warrants. The Company or an agent duly appointed by the Company (which initially shall be the Warrant Agent) shall maintain a Registry showing the name and address of the Warrantholder as the registered holder of this Warrant Certificate. This Warrant Certificate may be surrendered for exchange or exercise in accordance with its terms, at the office of the Company or any such agent, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such Registry.

10. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT CERTIFICATE. Upon receipt by the Company of proof reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Company and the Warrant Agent, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant Certificate, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of like tenor and representing the same aggregate number of Warrants as provided for in such lost, stolen, destroyed or mutilated Warrant Certificate.

11. SATURDAYS, SUNDAYS, HOLIDAYS, ETC. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.

12. ADJUSTMENTS AND OTHER RIGHTS. The Exercise Price and the Warrant Share Number shall be subject to adjustment from time to time as follows; provided that if more than one subsection of this Section 12 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 12 so as to result in duplication:

(A) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (i) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the Warrant Share Number at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of a Warrant after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive in respect of the Warrant Share Number had such Warrant been exercised immediately prior to such date. In such event, the Exercise Price per share of Common Stock in effect immediately prior to the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted by multiplying such Exercise Price by the quotient of (x) the Warrant Share Number immediately prior to such adjustment divided by (y) the new Warrant Share Number determined pursuant to the immediately preceding sentence.

(B) Other Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding Ordinary Cash Dividends, dividends of its Common Stock and other dividends or distributions referred to in Section 12(A)), in each such case, the Exercise Price in effect prior to such record date shall be reduced immediately thereafter to the price determined by multiplying the Exercise Price in effect immediately prior to the reduction by the quotient of (x) the Market Price of the Common Stock on the last trading day preceding the first date on which the Common Stock trades regular way on the principal national securities exchange on which the Common Stock is listed or admitted to trading without the right to receive such distribution, minus the amount of cash and/or the Fair Market Value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one share of Common Stock (such subtracted amount and/or Fair Market Value, the “Per Share Fair Market Value”) divided by (y) such Market Price on such date specified in clause (x); such adjustment shall be made successively whenever such a record date is fixed. In such event, the Warrant Share Number shall be increased to the number obtained by multiplying the Warrant Share Number immediately prior to such adjustment by the quotient of (x) the Exercise Price in effect immediately prior to the distribution giving rise to this adjustment divided by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. In the case of adjustment for a cash dividend that is, or is coincident with, a regular quarterly cash dividend, the Per Share Fair Market Value would be reduced by the per share amount of the portion of the cash dividend that would constitute an Ordinary Cash Dividend. In the event that such distribution is not so made, the Exercise Price and the Warrant Share Number then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights, cash or warrants, as the case may be, to the Exercise Price and the Warrant Share Number that would then be in effect if such record date had not been fixed.

(C) Certain Repurchases of Common Stock. In case the Company effects a Pro Rata Repurchase of Common Stock, then the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the Effective Date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Price of a share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (i) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (ii) the Market Price per share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase. In such event, the Warrant Share Number shall be increased to the number obtained by multiplying the Warrant Share Number immediately prior to such adjustment by the quotient of (x) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment divided by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. For the avoidance of doubt, no increase to the Exercise Price or decrease in the Warrant Share Number shall be made pursuant to this Section 12(C).

(D) Business Combinations or Reclassifications of Common Stock. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 12(A)), a Warrantholder’s right to receive Shares upon exercise of a Warrant shall be converted into the right to exercise such Warrant to acquire the number of shares of stock or other securities or property (including cash) which the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of such Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to such Warrantholder’s right to exercise a Warrant in exchange for any shares of stock or other securities or property pursuant to this paragraph. In determining the kind and amount of stock, securities or the property receivable upon exercise of a Warrant following the consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the consideration that a Warrantholder shall be entitled to receive upon exercise shall be deemed to be the types and amounts of consideration received by the majority of all holders of the shares of Common Stock that affirmatively make an election (or of all such holders if none make an election). For purposes of determining any amount to be withheld pursuant to Section 3 from stock, securities or the property that would otherwise be delivered to a Warrantholder upon exercise of Warrants following any Business Combination, the amount of such stock, securities or property to be withheld shall have a Market Price equal to the aggregate Exercise Price as to which such Warrants are so exercised, based on the fair market value of such stock, securities or property on the trading day on which such Warrants are exercised and the Notice of Exercise is delivered to the Warrant Agent; provided that in the case of any property that is not a security, the Market Price of such property shall be deemed to be its fair market value as determined in good faith by the Board of Directors in reliance on an opinion of a nationally recognized independent investment banking firm retained by the Company for this purpose; and further, provided that if making such determination requires the conversion of any currency other than U.S. dollars into U.S. dollars, such conversion shall be done in accordance with customary procedures based on the rate for conversion of such currency into U.S. dollars displayed on the relevant page by Bloomberg L.P. (or any successor or replacement service) on or by 4:00 p.m., New York City time, on such exercise date.

(E) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 12 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 12 to the contrary notwithstanding, no adjustment in the Exercise Price or the Warrant Share Number shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate

$0.01 or 1/10th of a share of Common Stock, or more, or on exercise of a Warrant if it shall earlier occur.

(F) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 12 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to a Warrantholder of Warrants exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(G) Other Events. Neither the Exercise Price nor the Warrant Share Number shall be adjusted in the event of a change in the par value of the Common Stock or a change in the jurisdiction of incorporation of the Company.

(H) Statement Regarding Adjustments. Whenever the Exercise Price or the Warrant Share Number shall be adjusted as provided in Section 12, the Company shall forthwith file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the Warrant Share Number after such adjustment. The Company shall deliver to the Warrant Agent a copy of such statement and shall cause a copy of such statement to be sent or communicated to the Warrantholders pursuant to Section 18.

(I) Notice of Adjustment Event. In the event that the Company shall propose to take any action of the type described in this Section 12 (but only if the action of the type described in this Section 12 would result in an adjustment in the Exercise Price or the Warrant Share Number or a change in the type of securities or property to be delivered upon exercise of a Warrant), the Company shall deliver to the Warrant Agent a notice and shall cause such notice to be sent or communicated to the Warrantholders in the manner set forth in Section 18, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of a Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(J) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 12, the Company shall take any action which may be necessary, including obtaining regulatory,

New York Stock Exchange, NASDAQ Stock Market or other applicable national securities exchange or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all Shares that a Warrantholder is entitled to receive upon exercise of a Warrant pursuant to this Section 12.

(K) Adjustment Rules. Any adjustments pursuant to this Section 12 shall be made successively whenever an event referred to herein shall occur. If an adjustment in Exercise Price made hereunder would reduce the Exercise Price per share of Common Stock to an amount below par value of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price per share of Common Stock to the par value of the Common Stock.

13. NO IMPAIRMENT. The Company will not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant Certificate and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

14. GOVERNING LAW. This Warrant Certificate and the Warrants evidenced hereby shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

15. BINDING EFFECT; COUNTERSIGNATURE BY WARRANT AGENT. This Warrant Certificate shall be binding upon any successors or assigns of the Company. This Warrant Certificate shall not be valid until an authorized signatory of the Warrant Agent (as defined below) or its agent as provided in the Warrant Agreement (as defined below) countersigns this Warrant Certificate. Such signature shall be solely for the purpose of authenticating this Warrant Certificate and shall be conclusive evidence that this Warrant Certificate has been countersigned under the Warrant Agreement.

16. WARRANT AGREEMENT; AMENDMENTS. This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of June 9, 2010, between the Sterling Bancshares, Inc. and American Stock Transfer & Trust Company, LLC (the “Warrant Agent,” which term includes any successor Warrant Agent under the Warrant Agreement), and assumed by the Company in accordance with the terms thereof, and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the beneficial owners of the Warrants and the Warrantholders consent by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Warrantholders and beneficial owners of the Warrants. A copy of the Warrant Agreement may be obtained for inspection by the Warrantholders or beneficial owners of the Warrants upon request to the Warrant Agent at the address of the Warrant Agent (or successor warrant agent) set forth in the Warrant Agreement. The Warrant Agreement and this Warrant Certificate may be amended and the observance of any term of the Warrant Agreement or this Warrant Certificate may be waived only to the extent provided in the Warrant Agreement.

17. PROHIBITED ACTIONS.

The Company agrees that it will not take any action which would entitle the Warrantholder to an adjustment of the Exercise Price if the total number of shares of Common Stock issuable after such action upon exercise of the Warrants evidenced by this Warrant Certificate, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Common Stock then authorized by its Charter.

18. NOTICES. Unless this Warrant Certificate is a Global Warrant, any notice or communication mailed to the Warrantholder shall be mailed to the Warrantholder at the Warrantholder’s address as it appears in the Registry and shall be sufficiently given if so mailed within the time prescribed. Any notice to holders of a beneficial interest in a Global Warrant shall be distributed through the Depositary in accordance with the procedures of the Depositary. Communications to such holders shall be deemed to be effective at the time of dispatch to the Depositary.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed by a duly authorized officer. This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

Dated:

COMERICA INCORPORATED

By:
Name:
Title:

Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,

as Warrant Agent

By:
Authorized Signatory

Schedule A to Global Warrant

The initial number of Warrants represented by the Global Warrant is 2,615,557.

The following decreases in the number of Warrants represented by this Global Warrant have been made as a result of the exercise of certain Warrants represented by this Global Warrant:

Date of Exercise of Warrants	Number of Warrants Exercised	Total Number of Warrants Represented Hereby Following Such Exercise	Notation Made by Warrant Agent

1

Form of Notice of Exercise

(to be executed only upon exercise of Warrants)

Date:

TO:	Comerica Incorporated (the “Company”)

RE:	Election to Purchase Common Stock

The undersigned registered holder of                      Warrants irrevocably elects to exercise the number of Warrants set forth below represented by the Global Warrant (or, in the case of a Definitive Warrant, the Warrant Certificate enclosed herewith), and surrenders all right, title and interest in the number of Warrants exercised hereby to the Company, and directs that the shares of Common Stock or other securities or property delivered upon exercise of such Warrants, and any interests in the Global Warrant or Definitive Warrant representing unexercised Warrants, be registered or placed in the name and at the address specified below and delivered thereto.

Number of Warrants

Holder:
By:
Name:
Title:

Signature guaranteed by (if a guarantee is required):

2

Securities and/or check to be issued to:

If in book-entry form through the Depositary:

Depositary Account Number:

Name of Agent Member:

If in definitive form:

Social Security Number or Other Identifying Number:

Name:

Street Address:

City, State and Zip Code:

Any unexercised Warrants evidenced by the exercising Warrantholder’s interest in the Global Warrant or Definitive Warrant, as the case may be, to be issued to:

If in book-entry form through the Depositary:

Depositary Account Number:

Name of Agent Member:

If in definitive form:

Social Security Number or Other Identifying Number:

Name:

Street Address:

City, State and Zip Code:

3

Form of Assignment

For value received, the undersigned registered Warrantholder of the within Warrant Certificate hereby sells, assigns and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by the within Warrant Certificate not being assigned hereby) all of the right, title and interest of the undersigned under the within Warrant Certificate with respect to the number of Warrants set forth below.

Name of Assignees	Address	Number of Warrants	Social Security Number or other Identifying Number

and does irrevocably constitute and appoint                     , the undersigned’s attorney, to make such transfer on the books of the Company maintained for the purpose, with full power of substitution in the premises.

Dated:

Holder:
By:
Name:
Title:

Signature guaranteed by (if a guarantee is required):

4